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[ING FUNDS LOGO]

                                                                      (d)(5)(ii)

July 29, 2005

Michael Gioffre
Senior Vice President
ING Investment Management Co.
10 State House Square
Hartford, CT 06103-3607

Dear Mr. Gioffre:

      Pursuant to the Sub-Advisory Agreement dated August 1, 2003 between ING Investments, LLC and ING Investment Management Co., as amended (the "Agreement"), we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Institutional Prime Money Market Fund, a newly established series of ING Funds Trust (the "Fund"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual sub-adviser fee indicated for the Fund, is attached hereto.

      AMENDED SCHEDULE A has also been updated by the removal of ING Lexington Money Market Trust and ING Money Market Fund as these funds recently merged into another fund.

      Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the Fund by signing below where indicated.

                                          Very sincerely,

                                          /s/ Todd Modic
                                          --------------

                                          Todd Modic
                                          Senior Vice President
                                          ING Investments, LLC

ACCEPTED AND AGREED TO:
ING Investment Management Co.


By:    /s/ Jeffrey T. Beaks
       -----------------------------
Name:  Jeffrey T. Beaks
Title: SVP and ECFO, Duly Authorized



7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000        ING Investments, LLC
Scottsdale, AZ 85258-2034          Fax: 480-477-2744
                                   www.ingfunds.com

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                          ING INVESTMENT MANAGEMENT CO.


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
                                                                       ANNUAL SUB-ADVISER FEE
SERIES                                                      ---------------------------------------------
------                                                      (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Classic Money Market Fund                                                   0.1125%

ING GNMA Income Fund                                            0.2700% of first $150 million of assets
                                                     0.2250% of assets in excess of $150 million up to $400 million
                                                     0.2025% of assets in excess of $400 million up to $800 million
                                                               0.1800% of assets in excess of $800 million

ING High Yield Bond Fund                                         0.2925% of first $250 million of assets
                                                                 0.2700% of next $250 million of assets
                                                               0.2475% of assets in excess of $500 million

ING Institutional Prime Money Market Fund                                         0.04%

ING Intermediate Bond Fund                                       0.2250% of first $500 million of assets
                                                      0.2025% of assets in excess of $500 million up to $1 billion
                                                      0.19125% of assets in excess of $1 billion up to $2 billion
                                                                0.1800% of assets in excess of $2 billion

ING National Tax-Exempt Bond Fund                                0.2250% of first $100 million of assets
                                                              0.1800% of assets in excess of $100 million
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